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[LOGO]The AIG Life Companies (U.S.)                              EXHIBIT (e)(6)

                            EXECUTIVE ADVANTAGE/SM/

                         DOLLAR COST AVERAGING REQUEST


Policy Number: ____________ Policyholder: _____________________________________
                                          (Last Name, First Name, Middle Name)

Insured: ____________________________________ Social Security No.: ____-___-___
         (Last Name, First Name, Middle Name)

For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.

Allocations must be in 1% increments and no less than 5% to any one account. The total must equal 100%.

                                                                        Percent
                                                                        -------
Guaranteed Account                                                      ______%
AllianceBernstein Variable Product Series Fund, Inc.
   Americas Government Income.......................................... ______%
   Growth Portfolio.................................................... ______%
   Growth and Income Portfolio......................................... ______%
   Large Cap Growth Portfolio.......................................... ______%
   Small Cap Growth Portfolio.......................................... ______%
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund............................................. ______%
   VP International Fund............................................... ______%
Credit Suisse Trust
   Emerging Markets Portfolio.......................................... ______%
   Global Small Cap Portfolio.......................................... ______%
   International Focus Portfolio....................................... ______%
   Large Cap Value Portfolio........................................... ______%
   Mid-Cap Growth Portfolio............................................ ______%
   Small Cap Growth Portfolio.......................................... ______%
Fidelity Variable Insurance Products
   VIP Balanced Portfolio.............................................. ______%
   VIP Contrafund Portfolio............................................ ______%
   VIP Index 500 Portfolio............................................. ______%
Franklin Templeton Variable Insurance Products Trust
   Money Market Fund - Class 1......................................... ______%
   Developing Markets Securities Fund- Class 2......................... ______%
   Growth Securities Fund- Class 2..................................... ______%
   Foreign Securities Fund- Class 2.................................... ______%
Goldman Sachs Variable Insurance Trust
   Structured U.S. Equity Fund......................................... ______%
   International Equity Fund........................................... ______%
J.P. Morgan Series Trust II
   Small Company Portfolio............................................. ______%
FAM Variable Funds
   Mercury Basic Value V.I. Fund....................................... ______%
   Mercury Fundamental Growth V.I. Fund................................ ______%
   Mercury Government Bond V.I. Fund................................... ______%
   Mercury Value Opportunities V.I. Fund............................... ______%
Morgan Stanley Universal Institutional Funds
   Core Plus Fixed Income Portfolio.................................... ______%
   Emerging Markets Equity Portfolio................................... ______%
   High Yield Portfolio................................................ ______%
   Mid Cap Growth Portfolio............................................ ______%
   U.S. Mid Cap Value Portfolio........................................ ______%
NeubergerBerman Advisers Management Trust
   AMT Partners Portfolio.............................................. ______%
PIMCO Variable Insurance Trust
   High Yield Portfolio................................................ ______%
   Long Term U.S. Government Portfolio................................. ______%
   Real Return Portfolio............................................... ______%
   Short-Term Portfolio................................................ ______%
   Total Return Bond Portfolio......................................... ______%
Vanguard Variable Insurance Fund
   Total Bond Market Index Portfolio................................... ______%
   Total Stock Market Index Portfolio.................................. ______%
VALIC Company I
   International Equities Fund......................................... ______%
   Mid Cap Index Fund.................................................. ______%
   Small Cap Index Fund................................................ ______%

Dollar Cost Averaging, Executive Advantage/SM/, 04/06, Page 1 of 2

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Select one transfer option:
    [_]$__________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

    [_]Entire current balance in the Money Market Subaccount over ____________ months (maximum 24).

       I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

       I understand that automatic transfers will remain in effect until one of the following occurs:

          1. My balance in the Money Market Subaccount is depleted;

          2. You receive my written request to cancel future transfers;

          3. You receive notification of the Insured's death;

          4. The Policy ends without value; or

          5. I submit a new Dollar Cost Averaging Request form.

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.


----------------------------------------  -------------------------------------
Signature of Insured                      Signature of Policyholder (if other
                                            than Insured)

__________________________   ______, 20____
Date Signed

Dollar Cost Averaging, Executive Advantage/SM/, 04/06, Page 2 of 2